UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Penn Millers Holding Corporation
 (Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, PO Box P, Wilkes-Barre, Pennsylvania	18773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 233-8347

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 31, 2011, A.M. Best Company, Inc. (A.M. Best) affirmed the financial strength ratings of the insurance subsidiaries of Penn Millers Holding Corporation. A.M. Best affirmed the financial strength rating of A- (Excellent) and issuer credit rating of “a-” of Penn Millers Insurance Company. Concurrently, A.M. Best affirmed the financial credit rating of B++ (Good) and issuer credit rating of “bbb+” of American Millers Insurance Company. A.M. Best also affirmed the “A-” (Excellent) financial strength rating and “a-” issuer credit rating of Penn Millers Insurance Group, which is comprised of Penn Millers Insurance Company and American Millers Insurance Company. The outlook for all companies is stable.

Penn Millers Holding Corporation, NASDAQ: PMIC (the Company) provides property and casualty insurance through its wholly owned subsidiary, Penn Millers Insurance Company. Penn Millers Insurance Company provides agribusiness insurance and commercial lines insurance in 34 states. The Company is located at 72 North Franklin Street in Wilkes-Barre, PA. The Company’s web address is http://www.pennmillers.com.

Contact: Michael O. Banks of Penn Millers Holding Corporation, (570) 200-1340

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN MILLERS HOLDING CORPORATION

Dated: June 2, 2011	By:	/s/ Douglas A. Gaudet

Douglas A. Gaudet
President and Chief Executive Officer